UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2010

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

Reference is made to Item 2.01 which is hereby incorporated herein, to the extent applicable.

Item 2.01.        Completion of Acquisition or Disposition of Assets.

WM Coffman LLC (the “Subsidiary”), an indirect wholly owned subsidiary of P&F Industries, Inc. (the “Registrant”) is a party to the Revolving Credit, Term Loan and Security Agreement, dated as of June 8, 2009, as amended and/or modified by, among other things, a Forbearance and Amendment Agreement, dated as of February 22, 2010 (the “Loan Agreement”), among the Subsidiary and PNC Bank, National Association, as Lender and Agent (the “Bank”). As previously disclosed by the Registrant, the Subsidiary received a Notice of Sale of Collateral (the “Notice”) dated May 24, 2010 from the Bank purporting that in accordance with (i) Section 9-610 of the Uniform Commercial Code (“UCC”) of North Carolina, (ii) the Loan Agreement and (iii) the related security agreement, dated as of June 8, 2009 by the Subsidiary in favor of the Bank, the Bank planned to dispose of substantially all assets of the Subsidiary subject to the Bank’s liens and/or security interests (the “Collateral”) as follows: (a) by the private sale of substantially all of the Collateral other than the Company’s machinery and equipment (the “Marion Fixed Assets”)  located at Marion, Virginia on or after June 3, 2010 (the “Foreclosure Sale”) and (b) by the private sale of the Marion Fixed Assets on or after June 23, 2010, contemporaneously with an Internet-only auction and sale of the Marion Fixed Assets by the immediate purchaser thereof (the “Fixed Assets Auction”).

As also previously disclosed by the Registrant, the Subsidiary, together with the Bank, entered into a non-binding Letter of Intent (the “Letter of Intent”) dated May 14, 2010 with a private equity fund (the “Fund”) located in the South-Central U.S. regarding a transaction with an affiliate of this private equity fund pursuant to which such affiliate would acquire from the Bank substantially all of the operating assets (excluding the Marion Fixed Assets) of the Subsidiary.

Effective June 7, 2010. the Subsidiary executed and delivered to the Bank an Acknowledgment of Events of Default and Peaceful Possession Letter (the “Peaceful Possession Letter”), dated as of June 4, 2010, pursuant to which (1) the Subsidiary acknowledged that a material adverse change in the Borrower’s business and assets occurred and that such event constituted a Forbearance Default under the Loan Agreement, and (2) the Subsidiary:

(a) consented to the Bank’s exercise of all rights of possession in and to the Collateral consistent with the Loan Agreement, the Other Documents (as defined in the Loan Agreement) and applicable law, to be disposed of consistent with the Loan Agreements, the Other Documents and applicable law;

(b) acknowledged that it received from Bank due, proper, timely and sufficient notice as to the sale, license or other disposition by Agent and Lenders of the Collateral and that, due to its financial condition, the Subsidiary had no means or ability to exercise its right to redeem the Collateral;

(c) consented to the Foreclosure Sale by the Bank to the Fund’s affiliate (“WM Coffman Resources, LLC” or the “Buyer”) or its designee(s) pursuant to the terms and conditions of a Foreclosure Agreement, dated as of June 4, 2010 (the “Foreclosure Agreement”), by and between Bank, as seller, and WMC Resources, LLC, as buyer;

(d) consented to the Fixed Asset Auction; and

(e) agreed to change its name (the Subsidiary has subsequently been renamed “Old Stairs Co. LLC”).

The effectiveness of the Peaceful Possession Letter was conditioned upon, among other things, (i) the execution and delivery of the Mutual Release Agreement, dated as of June 4, 2010 (the “Bank Release”) pursuant to which all claims between the Bank, on the one hand, and the Registrant and each of the Registrant’s direct and indirect wholly owned subsidiaries (other than the Subsidiary) (the “P & F Entities”), on the other hand, were released, (ii) the execution and delivery of a mutual release agreement pursuant to which contain claims between the subsidiary and the P & F Entities were released and (iii) the provision for the payment of certain accrued and unpaid expenses of the Subsidiary totaling approximately $410,000, including employee wages, benefits, payroll taxes, other taxes and amounts necessary to fund outstanding, unpresented checks of the Subsidiary.  All such conditions were satisfied on June 7, 2010.

The Registrant is aware that contemporaneously with the effectiveness of the Peaceful Possession Letter, the Buyer executed and delivered the Foreclosure Agreement and related agreements, including a bill of sale and assignments of intellectual property rights (the “Sale Documents”), none of which the Subsidiary nor any of its affiliates were a party.  The Sale Documents provided for cash consideration of approximately $4.6 million from the Buyer to the Bank and the assumption of certain non-real property-related leases by the Buyer, and the acquisition by the Buyer from the Bank of substantially all the assets of the Subsidiary, excluding, among others, the Marion Fixed Assets, rights under real property leases, employment agreements, certain equipment leases, bank accounts, and certain other contractual rights.

At the time of the Foreclosure Sale, the outstanding amount of principal and accrued interest owing from the Subsidiary to the Bank was approximately $5.2 million.  Upon the effectiveness of the Foreclosure Sale, the outstanding amount of principal and accrued interest owing from the Subsidiary to the Bank was reduced by approximately $4.6 million.

It is anticipated that the Bank will foreclose on, and sell, the Marion Fixed Assets in connection with the Fixed Assets Auction, and that the remaining principal and interest of approximately $600,000 owing by the Subsidiary to the Bank will be reduced in whole or in part as a result of the Fixed Asset Auction, however there can be no assurance to what extent, if any, the Fixed Asset Auction will be successful. Pursuant to the Peaceful Possession Letter, the Subsidiary acknowledged that it retained all of its rights under applicable law to an accounting of the proceeds of any disposition of the Collateral and to the turnover of any surplus proceeds from the disposition of the Collateral, with any such surplus to be disposed of in accordance with applicable law.

The foregoing summary of the Peaceful Possession Letter and Bank Release are qualified in their entirety by the terms and provisions of the Peaceful Possession Letter and Bank Release, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Acknowledgment of Events of Default and Peaceful Possession Letter, dated June 4, 2010, by WM Coffman LLC in favor of PNC Bank National Association.

10.2

Mutual Release Agreement, dated as of June 4, 2010, by and among P & F Industries, Inc., Continental Tool Group, Inc., Florida Pneumatic Manufacturing Corporation, Hy-Tech Machine, Inc., Countrywide Hardware, Inc., WILP Holdings, Inc., Green Manufacturing, Inc., Embassy Industries, Inc., Nationwide Industries, Inc., Pacific Stair Products, Inc. and Woodmark International, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: June 11, 2010
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer